UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  August 16, 2012

A123 Systems, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-34463	04-3583876
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

A123 Systems, Inc. 200 West Street Waltham, Massachusetts	02451
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  617-778-5700

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01         Entry into a Material Definitive Agreement

As previously disclosed on May 24, 2012, the Company entered into the Amended and Restated Securities Purchase Agreement, dated May 23, 2012, pursuant to which it issued to certain institutional investors its 6.00% Senior Convertible Notes due 2013 in aggregate original principal amount of $50,000,000 and certain warrants in connection therewith.  On August 16, 2012, the Company and certain required institutional investors entered into a First Amendment to Warrants (the “Amendment”), which amended a certain definition in the warrants in order to exclude from the anti-dilution provisions any warrants issued to Wanxiang America Corporation (“Wanxiang”) or any of its affiliates, and any shares of Common Stock issued or issuable upon exercise of such warrants, so long as neither Wanxiang nor any of its affiliates sells or otherwise disposes of any shares of Common Stock during the 90 day period beginning August 16, 2012 to any party other than Wanxiang or its affiliates.

The foregoing description of the Amendment is a summary, does not purport to be complete and is qualified in its entirety by reference to such document, a form of which is attached to this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01         Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

10.1	Form of First Amendment to Warrants by and between A123 Systems, Inc. and certain institutional holders thereof

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

A123 SYSTEMS, INC.

Date: August 16, 2012	By:	/s/ DAVID PRYSTASH
DAVID PRYSTASH
Chief Financial Officer